UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

SUN HEALTHCARE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12040	13-4230695
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400, Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 255-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, between June 27, 2012 and July 16, 2012, Sun Healthcare Group, Inc., a Delaware corporation (the “Company”), the members of the Company’s board of directors, Genesis HealthCare LLC, a Delaware limited liability company (“Genesis”), and Jam Acquisition LLC, a Delaware limited liability company (“Merger Sub”), were named as defendants in connection with the transactions contemplated by the previously announced merger agreement, dated June 20, 2012, by and among the Company, Genesis and Merger Sub, in four separate purported class action lawsuits that were filed in the Superior Court of the State of California, County of Orange and in a purported class action lawsuit filed in the Court of Chancery of the State of Delaware. The Delaware lawsuit was subsequently dismissed without prejudice and the Delaware plaintiff then filed a complaint in the Superior Court of the State of California, County of Orange on July 31, 2012. On August 3, 2012, the parties to the initial four California lawsuits executed a stipulation to consolidate the first four California actions, including any subsequently filed actions with similar allegations relating to the transaction (including the action filed on July 31, 2012). As more fully disclosed in the supplement to the Company’s definitive proxy statement dated July 24, 2012, filed on August 29, 2012 with the Securities and Exchange Commission (the “Proxy Supplement”), the Company has entered into a memorandum of understanding with the plaintiffs in the consolidated action in which the parties agreed to the terms of a proposed settlement of the stockholder litigation (the “Proposed Settlement”). The text of the Proxy Supplement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Proposed Settlement is qualified in its entirety by reference to the summary thereof set forth in the Proxy Supplement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Proxy Supplement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Healthcare Group, Inc.
(Registrant)

	By:	/s/ JEFFREY M. KREGER
Date: August 29, 2012		Jeffrey M. Kreger
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Proxy Supplement.